EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 24th day of October 1997 by and between DISC GRAPHICS, INC., a Delaware corporation (the "Company") and Jeffrey J. Bowe, an individual residing at________________ (hereinafter called the "Employee").

                              W I T N E S S E T H:


     WHEREAS, pursuant to an Asset Purchase Agreement dated as of September 19, 1997 (the "Purchase Agreement"), the Company is acquiring substantially all of the assets and certain of the liabilities of Benham Press Inc., an Indiana corporation ("Press"); and

     WHEREAS, the Company and the Employee are entering into this Employment Agreement as a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement; and

     WHEREAS, this Agreement is intended to supersede and replace all prior agreements, understandings and arrangements between or among Press, the Company, and the Employee relating to the employment of the Employee.

     NOW, THEREFORE, it is agreed as follows:

     1. Retention of Services. The Company hereby retains the services of Employee, and Employee agrees to furnish such services, upon the terms and conditions hereinafter set forth.

     2. Term. Subject to earlier termination on the terms and conditions hereinafter provided, and further subject to certain provisions hereof which survive the term hereof, the term of this Agreement shall be comprised of a three (3) year period of employment commencing on the date hereof, and shall be extended thereafter for additional one-year periods unless or until the Company or the Employee provides sixty (60) days' notice to the other party of the termination of this Agreement.

     3. Duties and Extent of Services During Period of Employment. During the term of employment, Employee shall be employed by the Company as Midwest General Manager or in such other equivalent positions with the Company and its affiliates as may be determined by the President of the Company. In such capacity, Employee agrees that he shall devote his full time business efforts to serving the Company and its affiliates under the direction of the President of the Company, shall perform all duties incident to his position on behalf of the Company to the best of his ability and shall perform such other duties as may from time to time be assigned to him by the President of the Company, including the following: (i) management of the entire business operations at the Company's midwest facility, including overseeing sales, manufacturing and administration;
(ii) ensuring the efficient workflow of customer order from the securing of orders through printing and shipment; (iii) maintaining a high level of internal controls so as to ensure the integrity of the books, records and information systems; (iv) overseeing sales strategies to expand the Company's current customer base, as well as adding new business through additional customers, increased market share and expanded geographic regions; and (v) responsibility for maintaining the morale and productivity of the workforce.

     4. Restriction on Outside Activities. In light of the nature and extent of Employee's duties and responsibilities under this Agreement, Employee shall not engage in any outside business activities on his own account or on the account of others, with or without compensation, as principal, agent, broker, employee, consultant, adviser or otherwise, except the simple investment of money on his own account, without the prior written consent of the President of the Company, which consent shall not unreasonably be withheld. Any proposed outside business activities shall be submitted to the President of the Company in writing prior to commencing or entering commitments to commence such activities. Such notice shall contain sufficient information and shall be provided sufficiently in advance to enable the Company to reasonably investigate and assess the impact that such proposed outside business activities may have on Employee's ability to perform his obligations under and fulfill the terms of this Agreement. Employee's engagement in prohibited outside business activities without the written prior approval of the President of the Company, or without providing timely written notice shall constitute a material failure to perform the material duties and responsibilities of his position and a substantial violation of the terms of this Agreement, and shall serve as grounds for termination with cause under paragraph 10(a) hereof; provided, however, that in the event the Company believes that the Employee has engaged in such prohibited outside business activities, the Company shall provide written notice of such alleged violation to the Employee, specifying in reasonable detail the alleged violation, and the Employee shall be provided with an opportunity to cure such breach by ceasing such conduct or obtaining such written approval from the President of the Company within ten (10) days after receipt of such notice. Notwithstanding the foregoing, the Company permits Employee to (i) act as a director, officer and shareholder of Press and Benham Imaging, (ii) manage a maximum of two rental properties, and (iii) attend up to four meetings in any twelve month period during the term hereof as director of Campus Classics Inc.

     5. Remuneration. During the period of employment, the Company shall pay to Employee the following compensation for his services:

          (a) The Company shall pay to Employee a salary at the rate of $100,000 per annum, payable in equal bi-weekly installments, or in such other manner as shall be agreeable to the Company and Employee.

          (b) During the initial term of this Agreement, the Company shall pay to Employee a bonus in an amount equal to 1.25% percent of the net sales generated by the accounts listed on Schedule 5(b) hereto. For the purposes of this Agreement, "net sales" shall be deemed to be generated in the month in which the Company receives payment in respect of any invoice. Such bonuses shall be payable by the Company, on the fifteenth day of the next succeeding calendar month.

          (c) The Company shall issue to Employee options to purchase 50,000 shares of Common Stock of the Company having a term of five (5) years, an exercise price equal to the average of the closing price of such Common Stock on the NASDAQ Small Cap Market on the ten (10) days ending three (3) business days prior to the date hereof.

          (d) During any extension of the initial term, the Employee shall be eligible to participate in the management employees' bonus pool in lieu of the bonus payable to the Employee pursuant to Section 5(b), above.

     6.   Employee Benefits; Car Allowance.

          (a) During the term of this Agreement, the Company shall provide to the Employee the right to participate in the Company's then existing medical and dental insurance and other employee benefit plans and policies on the same terms as are then generally available to the Company's employees, subject to the Employee's qualification with the standard requirements of such plans.

          (b) During the term of this Agreement, the Company shall provide to the Employee a car allowance in the amount of $500 per month.

     7. Disability. In the event of the partial or total physical or mental disability of the Employee during the Term, which renders him unable substantially to perform the essential functions of his job, with or without accommodation, for a period of 75 days in any twelve-month period during the term of this Agreement, the Company may thereafter, upon at least 20 days' written notice to Employee, place him on disability status. After such action by the Company, Employee shall no longer be entitled to receive any compensation hereunder until the Employee returns to full-time status; provided, that this
Section 7 is in not intended to and shall in no way alter, amend or diminish any right the Employee may have under the Americans with Disabilities Act, the Family and Medical Leave Act or any other federal or state statute or law.

     8.   Confidential Information.

          (a) In the course of Employee's employment by the Company, Employee will have access to and possession of valuable and important confidential or proprietary data or information of the Company and its operations. Employee will not during Employee's employment by the Company or at any time thereafter divulge or communicate to any person nor shall Employee direct any employee, representative or agent of the Company or its affiliates to divulge or communicate to any person or entity (other than to a person or entity bound by confidentiality obligations similar to those contained herein and other than as necessary in performing Employee's duties hereunder) or use to the detriment of the Company or for the benefit of any other person or entity, including without limitation any competitor, supplier, licensor, licensee or customer of the Company or Press, any of such confidential or proprietary data or information or make or remove any copies thereof, whether or not marked or otherwise identified as "confidential" or "secret." Employee shall take all reasonable precautions in handling the confidential or proprietary data or information within the Company to a strict need-to-know basis and shall comply with any and all security systems and measures adopted from time to time by the Company to protect the confidentiality of confidential or proprietary data or information.

          (b) The term "confidential or proprietary data or information" as used in this Agreement shall mean information not generally available to the public which possesses independent economic value from not being generally known or readily ascertainable to persons or entities who can obtain economic value from its disclosure or use, including, without limitation, all database information, personnel information, financial information, customer lists, account lists or other account information, supplier lists, trade secrets, patented or proprietary information, forms, information regarding operations, systems, methods, financing, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data of the Company and its subsidiaries and, as of the date hereof, of Press.

          (c) Employee will at all times promptly disclose to the Company in such form and manner as the Company may reasonably require, any inventions, improvements or procedural or methodological innovations, including without limitation relating to programs, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented) conceived or developed or created by Employee during or in connection with Employee's employment hereunder and which relate to the business of the Company ("Intellectual Property"). Employee agrees that all such Intellectual Property shall be the sole property of the Company. Employee further agrees that Employee will execute such instruments and perform such acts as may reasonably be requested by the Company to transfer to and perfect in the Company all legally protectable rights in such Intellectual Property.

          (d) All written materials, books, records and documents made by Employee or coming into Employee's possession during Employee's employment by the Company concerning any products, processes or equipment manufactured, used, developed, investigated, purchased, sold or considered by the Company or otherwise concerning the business or affairs of the Company, including without limitation any files, customer records such as names, telephone numbers and addresses, lists, firm records, brochures and literature, shall be the sole property of the Company, shall not be removed from the Company's premises by the Employee other than in the ordinary course of his employment, and upon termination  of  Employee's  employment  by the Company,  or upon request of the
Company during Employee's employment by the Company, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's employment by the Company, Employee will deliver to the Company all other Company property in Employee's possession or under Employee's control, including, but not limited to, financial statements, marketing and sales data, customer and supplier lists, account lists and other account information, database information and other documents, and any Company credit cards.

          (e) The Employee  acknowledges  that the  covenants  contained in this
Section 8 are fair and reasonable in order to protect the Company's business and were a material and necessary inducement for the Company to agree to the terms of this Agreement and the transactions contemplated by the Purchase Agreement. The Employee further acknowledges that he has realized significant monetary benefit from these transactions, that any remedy at law for any breach or threatened or attempted breach of the covenants contained in this Section 8 may be inadequate and that the violation of any of the covenants contained in this
Section 8 will cause irreparable and continuing damage to the Company. Accordingly, the Company may seek specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder, including without limitation an order restraining any further violation of such covenants, or any other relief a court might award, and such injunctive relief shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The covenants in this Section 8 shall run in favor of the Company and its successors and assigns. In addition, the Employee agrees to pay the Company the costs it incurs, including reasonable attorneys' fees and expenses, in bringing and prosecuting any proceeding to enforce the terms of this Agreement; provided, that the Company is successful in such proceeding.

          (f) The provisions of this Section 8 shall survive the termination of this Employment Agreement.

     9.   Non-Competition.

          (a) During the term of this Agreement and, other than with respect to clause (i) below, for two years thereafter (the "Restricted Period"), the Employee shall not, without the written consent of the Company, directly or indirectly,

            (i) become associated with, render services to, invest in, represent, advise or otherwise participate in as an officer, employee, director, stockholder, partner, promoter, agent of, consultant for or otherwise, any business which is conducted in the State of Indiana and which is competitive with the manufacturing and printing specialty packaging business;

            (ii) for the Employee's own account or for the account of any other person or entity (A) interfere with the Company's or Press' relationship with any of its respective suppliers, material customers, accounts, brokers, representatives or agents or (B) contact, telephone, meet, solicit or transact any business with any material customer, account or supplier of the Company or Press who or which transacts or has transacted business with the Company Press at any time during the term of this Agreement, and in the case of Press, six (6) months prior thereto; or

            (iii) employ or otherwise engage, or solicit, entice or induce on behalf of the Employee or any other person or entity, the services, retention or employment of any person who has been an employee, principal, partner, stockholder, sales representative, trainee, consultant to or agent of the Company or Press within one year of the date of such offer or solicitation.

          (b) Nothing herein contained shall be construed as prohibiting the Company or Press from pursuing any other remedies available to it for such violation, including but not limited to any injunctive or other equitable relief or the recovery of damages from the Employee.

          (c) The Employee  acknowledges  that the  covenants  contained in this
Section 9 are fair and reasonable in order to protect the Company's or Press' business and were a material and necessary inducement for the Company to agree to the terms of this Agreement and to the transactions contemplated by the Purchase Agreement. The Employee further acknowledges that he has realized significant monetary benefit from these transactions, that any remedy at law for any breach or threatened or attempted breach of the covenants contained in this
Section 9 may be inadequate and that the violation of any of the covenants contained in this Section 9 will cause irreparable and continuing damage to the Company. Accordingly, the Company may seek specific performance or any other mode of injunctive and/or other equitable relief to enforce their rights hereunder, including without limitation an order restraining any further violation of such covenants, or any other relief a court might award, and such injunctive relief shall be cumulative and in addition to any other rights or remedies to which the Company and Press may be entitled. The covenants in this
Section 9 shall run in favor of the Company and its successors and assigns. In addition, the Employee agrees to pay the Company the costs it incurs, including reasonable attorneys' fees and expenses, in bringing and prosecuting any proceeding to enforce the terms of this Agreement; provided, that the Company is successful in such proceeding.

          (d) In case any one or more of the terms or provisions contained in this Section 9 shall for any reason be held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other terms or provisions hereof, but such term or provision shall be deemed modified or deleted as or to the extent required by applicable law, and such modification or deletion shall not affect the validity of the other terms or provisions of this
Section 9. In addition, if any one or more of the restrictions contained in this
Section 9 shall for any reason be held to be unreasonable with regard to time, duration, geographic scope or activity, the parties contemplate and hereby agree that such restriction shall be modified and shall be enforced to the full extent compatible with applicable law. The parties hereto intend that the covenants contained in this Section 9 shall be deemed a series of separate covenants for each country, state, county and city. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants deemed included in this
Section 9 because, taken together, they cover too extensive a geographic area, the parties intend that those of such covenants (taken in order of the cities, counties, states and countries therein which are lease populous) which if eliminated would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this Section 9.

          (e) The provisions of this Section 9 shall survive the termination of this Employment Agreement.

     10.  Termination.

          (a) The Company may terminate the Employee's services hereunder "for cause" by delivering to Employee not less than ten (10) days prior to the date on which the termination is to be effective, a written notice of termination for cause specifying the act, acts or failure to act that constitute the cause. For the purposes of this agreement, "for cause" shall mean; (i) any act of dishonesty, fraud or embezzlement adversely affecting the financial, market, reputation or other interests of the Company, its subsidiaries or any of their affiliates, (ii) in the event that the Employee is unable to perform the essential functions of his job, as described in Section 7 hereof, more than once during the term hereof, (iii) in the event of a conviction of the Employee for any crime of moral turpitude or any knowing violation of any federal or state securities law or regulation or any crime resulting in his imprisonment for more than 90 days, (iv) failure to perform Employees duties hereunder, (v) any material breach by the Employee of this Agreement, or (vi) the death of the Employee.

          (b) If the Company terminates Employee's employment hereunder for any reason other than "for cause" as set forth in Section 10(a) hereof, the Company shall pay to the Employee compensation pursuant to Sections 5(a) and 5(b) hereof at the time and in the manner provided for herein, and no other compensation payable hereunder shall be payable to the Employee. If the Company terminates Employee's employment hereunder "for cause" as set forth in Section 10(a) hereof, Employee shall not be entitled to receive any further compensation hereunder. Employee and the Company acknowledge that the foregoing provisions of this paragraph 10(b) are reasonable and are based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with due regard to future expectations.

     11. Notices. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company in writing and delivered or mailed by certified or registered mail to it at 10 Gilpin Avenue, Hauppauge, New York 11788, Attention: Margaret Krumholz or case to such other address as the Company may hereafter designate, and a copy to Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, New York 11753, Attention: Nancy D. Lieberman, Esq. Any notice to be given to Employee hereunder shall be delivered or mailed by certified or registered mail to him at the address set forth at the head of this Agreement or such other address as he may hereafter designate.

     12. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and unless clearly inapplicable, all references herein to the Company shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder may not be delegated without the prior written approval of the Board of Directors of the Company. The Company and the Employee acknowledge and agree that Press and Imaging are entitled to the benefits of certain provisions of this Agreement as a third party beneficiary and shall be entitled to enforce any such provision of this Agreement as fully as if it were the Company or otherwise a party hereto.

     13. Amendments. This Agreement may not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto.

     14. Prior Agreements Superseded. This Agreement contains the entire agreement of the parties and supersedes any other agreements, oral or written, entered into between Employee and the Company prior to the date of this Agreement.

     15. Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws.

     16. Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions shall remain in full force and effect.

      17. Waiver. No term or provision hereof shall be deemed waived and no breach consented to or excused, unless such waiver, consent or excuse shall be in writing and signed by the party claimed to have waived, consented or excused. A consent, waiver or excuse of any breach shall not constitute a consent to, waiver or, or excuse of any other or subsequent breach whether or not of the same kind of the original breach.

      18.  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which taken together shall constitute one and the same agreement.

      19. Acknowledgment. Employee acknowledges that he has carefully read this Agreement, has had an opportunity to consult counsel regarding this Agreement and hereby represents and warrants to the Company that Employee's entering into this Agreement, and the obligations and duties undertaken by Employee hereunder, will not conflict with, constitute a breach of or otherwise violate the terms of any other agreement to which Employee is a party and that Employee is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into and perform his obligations under this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         DISC GRAPHICS, INC.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         ---------------------------------------
                                            Jeffrey J. Bowe